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        Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-11 No. 333-00000) and in the Post-Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 333-08415) and related Prospectuses of Omega Healthcare Investors, Inc. for the registration of 3,000,000 shares of its common stock and to the use of our reports included therein dated February 17, 2006, with respect to the consolidated financial statements and schedules of Omega Healthcare Investors, Inc., Omega Healthcare Investors, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Omega Healthcare Investors, Inc.

/s/ ERNST & YOUNG LLP
McLean, Virginia February 22, 2006

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Consent of Independent Registered Public Accounting Firm